EXHIBIT 10.21

AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION AGREEMENT

PARTICIPANT:	UBS REAL ESTATE SECURITIES INC.

ADDRESS:	1285 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10019 ATTENTION: GEORGE A. MANGIARACINA TELEPHONE: (212) 713-3734 ATTENTION: ROBERT CARPENTER TELEPHONE: (212) 713-8749

SELLER:	CRESCENT MORTGAGE SERVICES, INC.

ADDRESS:	115 PERIMETER CENTER PLACE SUITE 285 ATLANTA, GEORGIA 30346 ATTENTION: MIKE LEDDY

CUSTODIAN:	JPMORGAN CHASE BANK

ADDRESS:	450 WEST 33RD STREET (15TH FLOOR) NEW YORK, NEW YORK 10001

DATE OF AGREEMENT:	JANUARY 31, 2003

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Section 23.	Effect of Amendment and Restatement	27

Exhibit A	Participation Certificate

Exhibit B	Trade Assignment

Exhibit C	Document List

Exhibit D	Warehouse Lender’s Release

Exhibit E	Assignment

Exhibit F	Authorized Signatories

Exhibit G	Form of Opinion

Exhibit H	UCC-1 Financing Statement

Annex A	Seller’s Delivery Instructions

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AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION AGREEMENT

Amended and Restated Mortgage Loan Participation Agreement (“Agreement”), dated as of the date set forth on the cover page hereof, between UBS REAL ESTATE SECURITIES INC. (“Participant”) and the Seller whose name is set forth on the cover page hereof (“Seller”).

RECITALS

WHEREAS, the Participant and the Seller are parties to the Mortgage Loan Participation Agreement, dated as of December 24, 1996 (the “Original Participation Agreement”);

WHEREAS, pursuant to the Original Participation Agreement, Seller desired to sell to Participant from time to time Participation Certificates (as defined in the Original Participation Agreement) evidencing 100% undivided ownership interests in certain Mortgage Loans (as defined in the Original Participation Agreement) eligible in the aggregate to back Securities (as defined in the Original Participation Agreement) with the terms described in related Take-Out Commitments (as defined in the Original Participation Agreement);

WHEREAS, pursuant to the Original Participation Agreement, Participant desired and may have in its sole discretion purchased such Participation Certificates from Seller in accordance with the terms and conditions set forth in the Original Participation Agreement;

WHEREAS, pursuant to the Original Participation Agreement, Participant’s willingness to purchase any Participation Certificate (as defined in the Original Participation Agreement) evidencing particular Mortgage Loans (as defined in the Original Participation Agreement) was based on Participant’s expectation, in reliance upon Seller’s representations and warranties in the Original Participation Agreement, that such Mortgage Loans (as defined in the Original Participation Agreement) in the aggregate, constituted a pool or pools of mortgage loans that were eligible to back a Security (as defined in the Original Participation Agreement) and that the Security (as defined in the Original Participation Agreement), in the amount and with the terms described in the related Take-Out Commitment (as defined in the Original Participation Agreement), will be issued and Participant will receive delivery thereof within the time period agreed upon between Participant and Seller and reflected in the terms of such Participation Certificate (as defined in the Original Participation Agreement);

WHEREAS, pursuant to the Original Participation Agreement, the amount of the Purchase Price (as defined in the Original Participation Agreement) and the Performance Fee (as defined in the Original Participation Agreement) to be paid by Participant to Seller with respect to each Participation Certificate (as defined in the Original Participation Agreement) was to be calculated on the expectation of Participant, based upon the representations and warranties of the Seller therein, that Participant would receive delivery of the Security (as defined in the Original Participation Agreement) to be backed by the Mortgage Loans (as defined in the Original Participation Agreement) evidenced by the Participation Certificate (as defined in the Original Participation Agreement) purchased by Participant on the specified Anticipated Delivery Date (as defined in the Original Participation Agreement) and that failure to receive such delivery would result in a material decrease in the market value of the Participation Certificate (as defined in the Original Participation Agreement) and the underlying Mortgage Loans (as defined in the Original Participation Agreement) considered as a whole;

WHEREAS, the Seller and the Participant desire to amend and restate the Original Participation Agreement as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Original Participation Agreement be amended and restated in its entirety as follows:

PRELIMINARY STATEMENT

Seller desires to sell to Participant from time to time Participation Certificates evidencing a 100% undivided ownership interest in certain Mortgage Loans eligible in the aggregate to back Securities with the terms described in related Take-Out Commitments.

Participant desires and may in its sole discretion purchase such Participation Certificates from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause (a) Mortgage Loans evidenced by a Participation Certificate to back a GNMA Security issued by Seller and guaranteed by GNMA, a FNMA Security issued and guaranteed by FNMA or a FHLMC Security issued and guaranteed by FHLMC and (b) Delivery of such GNMA Security, FNMA Security or FHLMC Security by GNMA, FNMA or FHLMC to Participant or its designee, which GNMA Security, FNMA Security or FHLMC Security will be purchased by a Takeout Investor.

Participant’s willingness to purchase any Participation Certificate evidencing particular Mortgage Loans is based on Participant’s expectation, in reliance upon Seller’s representations and warranties herein, that such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security and that the Security, in the amount and with the terms described in the related Take-Out Commitment, will be issued and Participant will receive Delivery thereof within the time period agreed upon between Participant and Seller and reflected in the terms of such Participation Certificate.

The amount of the Purchase Price and the Performance Fee to be paid by Participant to Seller with respect to each Participation Certificate will be calculated on the expectation of Participant, based upon the representations and warranties of the Seller herein, that Participant will receive Delivery of the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate purchased by Participant on the specified Anticipated Delivery Date and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole. During the period from the purchase of a Participation Certificate to Delivery of the related Security, Participant expects to rely entirely upon Seller to service the Mortgage Loans evidenced by the applicable Participation Certificate, it being acknowledged that the continued effectiveness of Seller’s Agency Approvals during such period constitutes an essential factor in the calculation by Participant of the Purchase Price and the Performance Fee paid to Seller for the related Participation Certificate and that loss of such Agency Approvals by Seller would result in a material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole.

The parties hereto hereby agree as follows:

Section 1. Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Accepted Servicing Practices”: With respect to each Mortgage Loan, such standards which comply with the applicable standards and requirements under: (i) an applicable Agency Program and related provisions of the applicable Agency Guide pursuant to which the related Mortgage Loan is intended to be purchased, and/or (ii) any applicable FHA and/or VA program and related provisions of applicable FHA and/or VA servicing guidelines.

“Act of Insolvency”: With respect to Seller, (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller’s seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against Seller, or another’s seeking such appointment, or the filing against Seller of an application for a protective decree which (1) is consented to or not timely contested by Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within sixty (60) days, (c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

“Agency”: The Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), as applicable.

“Agency Approvals”: As defined in Section 8(a)(viii) of this Agreement.

“Agency Guide”: The GNMA Mortgage-Backed Securities Guide; the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; the Freddie Mac Sellers’ and Servicers’ Guide; as applicable, in each case as such Agency Guide may be amended from time to time.

“Agency Program”: The specific purchase program under the relevant Agency Guide or as otherwise approved by the Agency.

“Anticipated Delivery Date”: With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule), or FHLMC Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.

“Applicable Agency” As defined in Section 3(a)(l).

“Assignee”: As defined in Section 6.

“Assignment of Mortgage”: As defined in Section 6.

“Authorized Signatory”: An officer of the Seller who is authorized and empowered to cause Participation Certificates evidencing Mortgage Loans to back a Security issued by Seller and guaranteed by an Agency, and is indicated on the Authorized Signatories of the Seller attached hereto as Exhibit F.

“Collateral”: As defined in Section 7(c).

“Custodial Account”: As defined in Section 4(b).

“Custodial Agreement”: The Amended and Restated Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Participant and Custodian.

“Custodian”: The Custodian (which, under the appropriate circumstance, may include FHLMC as Custodian) set forth on the cover page hereof and its permitted successors under the Custodial Agreement.

“Defective Mortgage Loan”: With respect to a Participation Certificate, a mortgage loan that is not in Strict Compliance with the GNMA Program, FNMA Program or FHLMC Program, as applicable.

“Delivery”: The later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Participant.

“Discount”: With respect to each Participation Certificate, the amount of the adjustment to the Trade Price of the related Security agreed upon by Seller and Participant to reserve for the possibility that Seller may be unable to perform its obligations under this Agreement in accordance with their terms.

“Electronic Agent”: MERSCORP, Inc., and its successors in interest.

“Electronic Tracking Agreement”: The Electronic Tracking Agreement, dated as of the date hereof, among Participant, Seller, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc.; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“FHA”: The Federal Housing Administration or any successor thereto.

“FHLMC”: Federal Home Loan Mortgage Corporation or any successor thereto.

“FHLMC as Custodian”: With respect to FHLMC Participation Certificates, the circumstances in which Seller elects to appoint FHLMC (as opposed to some other third party as permitted by the FHLMC Guide) as Custodian for the FHLMC Mortgage Loans subject to the FHLMC Participation Certificates to be purchased by Participant hereunder.

“FHLMC Guide”: The Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.

“FHLMC Mortgage Loan”: With respect to any FHLMC Participation Certificate or any FHLMC Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.

“FHLMC Participation Certificate”: With respect to the FHLMC Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the FHLMC Form 11 (Mortgage Submission Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with MIDANET as belonging to the mortgage loan pool described in such Participation Certificate.

“FHLMC Program”: The FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

“FHLMC Security”: A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by FHLMC and backed by a pool of FHLMC Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such FHLMC Security in the related Takeout Commitment, if any.

“FNMA” or “Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FNMA Guide”: The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

“FNMA Mortgage Loan”: With respect to any FNMA Participation Certificate or any FNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FNMA Program described in the FNMA Guide.

“FNMA Participation Certificate”: With respect to the FNMA Program, a certificate, in the form of Exhibit A, authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on Fannie Mae Form 2005 (Schedule of Mortgages).

“FNMA Program”: The FNMA Guaranteed Mortgage-Backed Securities Programs, as described in the FNMA Guide.

“FNMA Security”: An ownership interest in a pool of FNMA Mortgage Loans, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such FNMA Security in the related Takeout Commitment, if any.

“GNMA”: Government National Mortgage Association or any successor thereto.

“GNMA Guide”: The GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.

“GNMA Mortgage Loan”: With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

“GNMA Participation Certificate”: With respect to the GNMA Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on the Form HUD 11706 (Schedule of Pooled Mortgages).

“GNMA Program”: The GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.

“GNMA Security”: A fully-modified pass-through mortgage-backed certificate guaranteed by GNMA, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Participant’s Trust Company and backed by a pool of GNMA Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such GNMA Security in the related Takeout Commitment, if any.

“HUD”: The United States Department of Housing and Urban Development or any successor thereto.

“Interim Funder”: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

“Investor”: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

“Issuance Date”: With respect to a Security, the first day of the month in which the Security is issued.

“Losses”: Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees) incurred by any person specified; provided, however, that “Losses” shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

“MERS Designated Mortgage Loan”: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Participant as the Investor and Interim Funder on the MERS® System.

“MERS Procedure Manual”: The MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“MERS Report”: The schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

“MERS® System”: The Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“MIDANET”: The FHLMC automated system by which sellers and servicers of mortgage loans to FHLMC transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to FHL MC, as more fully described in the FHLMC Guide.

“Mortgage”: A mortgage, deed of trust or other security instrument, securing a Mortgage Note.

“Mortgage Loan”: A GNMA Mortgage Loan, a FNMA Mortgage Loan or a FHLMC Mortgage Loan.

“Mortgage Note”: A promissory note evidencing a Mortgage Loan.

“Original Participation Agreement”: Shall have the meaning assigned to such term in the recitals hereof.

“OTS”: Office of Thrift Supervision or any successor thereto.

“Parent Company”: A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

“Participant”: UBS Real Estate Securities Inc. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.

“Participation Certificate”: A GNMA Participation Certificate, a FNMA Participation Certificate or a FHLMC Participation Certificate.

“Pass-Through Rate”: With respect to a Participation Certificate, the rate of interest specified as the Pass-Through Rate in such Participation Certificate, which rate shall continue in effect until the latest of (a) the Settlement Date of the related Security, (b) either the date on which Receipt of the Security occurs or, if such Receipt occurs on such date after 12:00 noon, New York City time the next business day on which Participant is permitted under applicable laws and regulations to make delivery of the Security to the Takeout Investor and, if applicable, (c) the date on which Seller completes its Performance of its obligations under Section 3(c)(2).

“Performance Fee”: With respect to each Participation Certificate, an amount equal to the Discount plus the Yield Compensation Adjustment, less any reduction pursuant to Section 3(b), which amount shall be payable to Seller by Participant as compensation to Seller for its services in connection with the issuance of a Security.

“Purchase Date”: With respect to a Participation Certificate, the date on which Participant elects to purchase such Participation Certificate.

“Purchase Price”: With respect to each Participation Certificate, the Trade Price of the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate, less the Discount. Accrued interest shall be allocated in accordance with Section 3(a)(3).

“Receipt”: The Delivery of a Security, upon notice by Seller to Participant, not later than 12:00 noon, New York City time, on the second business day prior to the applicable Settlement Date, of (a) the amount of any change in the principal amount of the Mortgage Loans backing such Security, and (b) with respect to FHLMC Securities, the FHLMC Mortgage Loan pool number applicable to such Security. If the Seller fails to so notify Participant, “Receipt” shall be deemed to have occurred on the later of (1) the second business day after the date on which Seller provides such notification to Participant and (2) the date on which Participant receives Delivery of the Security.

“RTC”: Resolution Trust Corporation or any successor thereto.

“Securities Intermediary”: As defined in Section 8-102(a)(14) of the Uniform Commercial Code.

“Security”: A GNMA Security, a FNMA Security or a FHLMC Security.

“Servicing Rights”: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by Seller or any other Person for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller or any other Person thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by Seller or any other Person with respect thereto; and (f) all accounts and other rights to payment related to the Mortgage Loans.

“Settlement Date”: The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor.

“Strict Compliance” shall mean compliance of Seller and the Mortgage Loans with the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable and as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or FNMA or FHLMC to issue and guarantee a Security, provided that until copies of any such agreements between Seller and the Applicable Agency have been provided to Participant by Seller, such agreements shall be deemed, as between Seller and Participant, not to amend the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable.

“Successor Servicer”: An entity with the necessary Agency Approvals, as the circumstances may require, and designated by Participant, in conformity with Section 3(c)(2), to replace Seller as issuer and servicer, mortgagee or seller/servicer of the Mortgage Loans or the Securities related thereto.

“Takeout Commitment”: A trade confirmation from the Takeout Investor to Seller confirming the details of a forward trade between the Takeout Investor and Seller with respect to one or more Securities, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Participant pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the “good delivery standards” of the Public Securities Association as set forth in the Public Securities Association Uniform Practices Guide.

“Takeout Investor”: A securities dealer or other financial institution, acceptable to Participant, who has made a Takeout Commitment.

“Trade Assignment”: A letter substantially in the form of Exhibit B.

“Trade Price”: The price specified in a Takeout Commitment at which a Takeout Investor is obligated to purchase the Security specified in such Takeout Commitment.

“VA”: The United States Veterans Administration or any successor thereto.

“Warehouse Lender”: Any lender providing financing to the Seller for the purpose of originating Mortgage Loans, which has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

“Wire Instructions”: The wire instructions set forth opposite the name of the Warehouse Lender in a letter, in the form of Exhibit G to the Custodial Agreement, executed by Seller and Custodian, receipt of which has been acknowledged by Participant.

“Yield Compensation Adjustment”: Subject to any further adjustment provided in this Agreement, an amount (which may be a negative number) equal to:

A(BC-DE)

360

where (i) A equals the number of days in the period beginning on the date Participant purchases such Participation Certificate to but not including the Settlement Date, (ii) B equals the aggregate principal amount of the Mortgage Loans evidenced by a Participation Certificate, (iii) C equals the interest rate (expressed as a decimal) on the Security backed by the Mortgage Loans subject to such Participation Certificate, (iv) D equals the Purchase Price and (v) E equals the Pass-Through Rate (expressed as a decimal) specified in such Participation Certificate.

Section 2. Procedures for Purchases of Participation Certificates.

(a) Participant may, in its sole discretion from time to time, purchase one or more Participation Certificates from Seller. Seller, on behalf of Participant, shall arrange for the Delivery to Participant of a Security backed by the Mortgage Loans evidenced by any Participation Certificate so purchased, which Security shall be subject to a Takeout Commitment. Participant’s obligation to purchase any Participation Certificate which Participant elects to purchase, shall be subject to the receipt by the Participant of the documents listed in Exhibit C from Seller, in form and substance satisfactory to Participant, and the execution of the Custodial Agreement relating to the Participation Certificate by Seller and Custodian and delivery thereof to Participant. Notwithstanding the satisfaction of the conditions specified in this Section 2(a), Participant is not obligated to purchase any Participation Certificate offered to it hereunder.

(b) If Participant elects to purchase any Participation Certificate, Participant shall pay to Seller, on the Purchase Date, the amount of the Purchase Price for such Participation Certificate. In the event that Participant does not transmit the Purchase Price, (i) any Participation Certificate delivered by Custodian to Participant in anticipation of such purchase shall automatically be null and void, (ii) Participant will not consummate the transactions contemplated in the applicable Trade Assignment and (iii) to the extent that Participant shall nevertheless receive the Security backed by the Mortgage Loans to which such Participation Certificate relates prior to its becoming null and void as provided in clause (i) above, Participant shall take all reasonable actions necessary to ensure that such Security shall be delivered in accordance with Seller’s delivery instructions specified in Annex A.

(c) The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement. Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified in Section 8, for the benefit of Participant and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 8 in respect of such Participation Certificate and the Mortgage Loans evidenced by such Participation Certificate.

Section 3. Issuance of Securities.

(a) (1) With respect to Mortgage Loans evidenced by a Participation Certificate which Participant has elected to purchase, Seller shall instruct (and, if Seller fails to instruct, then Participant may instruct) Custodian to deliver to GNMA, FNMA or FHLMC, as applicable (the “Applicable Agency”), the documents listed in Exhibits C-l, C-2 or C-3 of the Custodial Agreement in respect of such Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Participant of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date. Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Participant or its designee of a Security backed by such Mortgage Loans.

(2) Seller shall notify Participant, not later than 12:00 noon, New York City time, on the second business day prior to the applicable Settlement Date, (i) of the amount of any change in the principal amount of the Mortgage Loans backing each such Security related to such Settlement Date and (ii) with respect to FHLMC Securities, the FHLMC mortgage loan pool number applicable to each Security to which such Settlement Date relates. Upon Delivery of such Security to Participant or its designee, Participant shall cease to have any interest under such Participation Certificate in the Mortgage Loans backing such Security, notwithstanding anything to the contrary in the Participation Certificate.

(3) With respect to each Participation Certificate that Participant elects to purchase hereunder, Participant shall owe to Seller, on the later to occur of four business days after the Purchase Date or on the date of Receipt by Participant of the related Security, a Performance Fee. If a Participation Certificate is purchased by Participant after the first day of the month in which the Settlement Date occurs, Participant shall also pay to Seller on the date of Receipt by Participant of the Security backed by the related Mortgage Loans an amount equal to the accrued interest on the related Security at the rate specified in the related Takeout Commitment from the first day of such month to and including the day immediately preceding the date Participant purchased such Participation Certificate. If a Participation Certificate is purchased by Participant in the month prior to the month in which the Settlement Date occurs, Seller, as servicer, shall pay to Participant all interest payments which accrue on such Participation Certificate during the period from the date of purchase of such Participation Certificate through and including the last day of the month prior to the month in which such Settlement Date occurs. Notwithstanding the foregoing, no amounts shall be owed by Participant to Seller upon issuance of such Security in the circumstances contemplated in Section 3(c)(2). Except as otherwise provided in this Section 3(a)(3) and in Section 3(b), and subject to Participant’s right of set-off set forth in Section 3(g), any Performance Fee owed by Participant with respect to a Participation Certificate shall be paid by Participant to Seller not later than the Settlement Date of the related Security. It is understood by Seller and Participant that, if Seller requests and Participant agrees to pay the Performance Fee prior to the Settlement Date of the related Security, the amount of such Performance Fee shall be adjusted as mutually agreed by Seller and Participant.

(b) Unless Receipt of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has occurred by 12:00 noon, New York City time, on the related Settlement Date, (1) the Performance Fee relating to such Participation Certificate shall be reduced daily for the period from the Settlement Date to but not including the earlier of the date of Receipt of such Security and the date of satisfaction of the obligations of Seller pursuant to the exercise by Participant of any remedial election authorized by this Section 3 by an amount equal to (A) the Purchase Price of such Participation Certificate multiplied by (B) the result obtained by dividing (i) the Pass-Through Rate for such Participation Certificate plus one percent by (ii) three hundred and sixty (360) and (2) the Performance Fee, if any, relating to such Participation Certificate shall not be payable until the end of the period specified in clause (1) of this paragraph.

(c) (1) If a breach by Seller of this Agreement results in any Mortgage Loan being a Defective Mortgage Loan at the time of the delivery of the related Participation Certificate to Participant, Participant in its sole discretion may require that Seller, upon receipt of notice from Participant of its exercise of such right, either (i) immediately repurchase Participant’s ownership interest in such Defective Mortgage Loan by remitting to Participant the allocable amount paid by Participant for such Defective Mortgage Loan plus interest at the Pass-Through Rate on the principal amount thereof from the date of Participant’s purchase of such Participation Certificate to the date of such repurchase, or (ii) deliver to Custodian a Mortgage Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable to Participant in Participant’s sole discretion, and such newly delivered Mortgage Loan will thereupon become one of the Mortgage Loans evidenced by the Participation Certificate. If the aggregate principal balance of any Mortgage Loans that are accepted by Participant pursuant to clause (ii) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Participant an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Participant and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby.

(2) If Seller fails to comply with its obligations in the manner described in Section 3(c)(1), or Seller is in breach of Section 8(a)(viii) or 8(b)(vii), not later than the third calendar day after receipt by Seller of notice from Participant (or if such day is not a business day, the next business day thereafter), Seller’s rights and obligations to service the Mortgage Loans evidenced by such Participation Certificate, as provided in this Agreement, shall terminate. If an Act of Insolvency occurs at any time, Seller’s rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Participant. Upon any such termination, Participant is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Participant shall reasonably determine. Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Participant. Seller shall perform all acts and take all action so that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer. To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Participant to obtain such approval. Upon exercise by Participant of its remedies under this Section 3(c)(2), Seller hereby authorizes Participant to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Participant’s rights of set-off under this Agreement. Upon exercise by Participant of its remedies under this Section 3(c)(2), Participant’s obligation to pay and Seller’s right to receive any portion of the Performance Fee relating to such Mortgage Loans shall automatically be canceled and become null and void, provided that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Participant harmless as specified in Section 3(e).

(d) Mortgage Loans required to be delivered to Successor Servicer by Section 3(c)(2) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller. Seller shall deliver or cause to be delivered all files and documents relating to such Mortgage Loans held by Seller to Successor Servicer. Seller shall promptly take such actions and furnish to Participant such documents that

Participant deems necessary or appropriate to enable Participant to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate.

(e) Seller agrees to indemnify and hold Participant and its assigns harmless from and against all Losses (including, without limitation, Losses incurred by Participant on account of fees paid by Participant to the Applicable Agency to cause the Securities to be issued or any Losses in connection with any indemnification by Participant of the Applicable Agency) resulting from or relating to any breach or failure to perform by Seller of any representation, warranty. covenant, term or condition made or to be performed by Seller under this Agreement.

(f) No exercise by Participant of its rights under this Section 3 shall relieve Seller of responsibility or liability for any breach of this Agreement.

(g) Seller hereby grants Participant a right of set-off against the payment of any amounts that may be due and payable to Participant from Seller, such right to be upon any and all monies or other property of Seller held or received by Participant or due and owing from Participant to Seller.

Section 4. Servicing of the Mortgage Loans.

(a) It is expressly acknowledged that the Servicing Rights relating to the Mortgage Loans evidenced by each Participation Certificate purchased by Participant hereunder have been sold, assigned, and transferred by Seller to Participant along with the ownership interest in such Mortgage Loans as evidenced by a Participation Certificate. Seller shall service and administer the Mortgage Loans evidenced by a Participation Certificate on behalf of Participant on an interim basis in accordance with accepted and prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Seller provides for mortgage loans which it owns and in accordance with the requirements of the GNMA Program, FNMA Program or FHLMC Program, as the case may be, provided that Seller shall at all times comply with applicable law, FHA regulations and VA regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced. Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Participant may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such records. On the second (2nd) day of each calendar month, or at any other time upon Participant’s request, Seller shall deliver to Participant reports regarding the status of each Mortgage Loan in accordance with Section 9(g) and Section 9(h), which shall include, but shall not be limited to, a description of those Mortgage Loans in default for more than thirty (30) days, and any circumstances that could materially adversely affect any of such Mortgage Loans, Participant’s ownership of any of such Mortgage Loans or the collateral securing any of such Mortgage Loans. Seller shall deliver such a report to Participant every thirty (30) days until (i) Delivery of the related Security to Participant or (ii) the exercise by Participant of any remedial election pursuant to Section 3. The Seller agrees and acknowledges that Participant may, at any time, terminate the servicing of the Mortgage Loans by Seller and transfer servicing to another Person on such date as Participant may determine in its sole discretion. In the event that anything in this Agreement is interpreted as constituting one or more interim servicing contracts, each such servicing contract shall terminate automatically upon the earlier of (i) Delivery of the related Security to Participant or (ii) Participant’s notice to Seller directing Seller to transfer servicing (provided, Seller’s obligations as set forth herein to cooperate in the transfer of such servicing shall not terminate until such servicing has actually been transferred in full);

(b) Within two (2) Business Days of notice from Participant or with respect to each Participation Certificate, on the Settlement Date:

(i) Seller shall establish and maintain a separate custodial account (the “Custodial Account”) entitled “Crescent Mortgage Services, Inc., in trust for UBS Real Estate Securities Inc. and its assignees under the Amended and Restated Mortgage Loan Participation Agreement dated January 31, 2003 and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan evidenced by a Participation Certificate that are payable to Participant as the owner of such Participation Certificate; and

(ii) at the Participant’s sole option, upon written notice from the Participant, the Seller shall transfer servicing of the Mortgage Loans to a Successor Servicer designated by the Participant.

(c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Participant as the owner of the Mortgage Loans and shall be released only as follows:

(i) Except as otherwise provided in Section 4(c)(ii), upon Delivery of the Security backed by such Mortgage Loans to Participant and either (i) receipt by Participant or its designee of the purchase price for the Security from the Takeout Investor or (ii) if earlier, on the date required by the GNMA Guide, FNMA Guide or FHLMC Guide, as the case may be, amounts deposited in the Custodial Account shall be released in accordance with Section 3(a)(3). Notwithstanding the foregoing, all amounts deposited in the Custodial Account shall be paid to Seller upon the Delivery of the related Security to Participant if, and to the extent that, the amounts due and payable to Participant hereunder have been set-off against the Purchase Price for the related Participation Certificate or the Performance Fee relating to the Mortgage Loans underlying such Participation Certificate. The amounts paid to Seller (if any) pursuant to this Section 4(c)(i) shall constitute Seller’s sole compensation for servicing the Mortgage Loans as provided in this Section 4.

(ii) If a Successor Servicer takes delivery of such Mortgage Loans either under the circumstances set forth in clause (b)(ii) above, or otherwise, all amounts deposited in the Custodial Account shall be paid to Participant promptly upon such delivery.

(iii) During the period that Seller acts as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Participant’s written instructions.

Section 5. Takeout Commitments. Seller hereby assigns to Participant, free of any security interest, lien, claim or encumbrance of any kind, Seller’s rights under each Takeout Commitment to deliver the Security specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor. Subject to Participant’s rights under Section 3, Participant agrees that it will satisfy the Takeout Commitment on the Settlement Date specified therein. Seller understands that, as a result of this Section 5 and each Trade Assignment, Participant will succeed to the rights and obligations of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Participant will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 5 and each Trade Assignment. Each Trade Assignment delivered by Seller to Participant pursuant to Section 2 shall be delivered by Seller in a timely manner sufficient to enable Participant to facilitate the settlement of the related trade on the trade date in accordance with Chapter 8 of the Bond Market Association’s Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and other Related Securities, as amended from time to time.

Section 6. Transfers of Participation Certificates and Securities by Participant. Participant may, in its sole discretion and without the consent of Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate, any Mortgage Note, Mortgage and any assignment of Mortgages (an “Assignment of Mortgage”), each Security in respect thereof of which Delivery is made to Participant and all rights of Participant under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate, Mortgage Note, Mortgage, Assignment of Mortgage and such Security, to any person (an “Assignee”), subject only to an obligation on the part of the Assignee to deliver each such Security to a Takeout Investor pursuant to Section 5 or to Participant to permit Participant or its designee to make delivery thereof to a Takeout Investor pursuant to Section 5. Assignment by Participant of a Participation Certificate as provided in this Section 6 will not release Participant from its obligations otherwise under this Agreement.

Without limitation of the foregoing, an assignment of the Participation Certificate to an Assignee, as described in this Section 6, shall be effective upon delivery of the Participation Certificate to the Assignee or its designee, together with a duly executed Assignment in the Form of Exhibit E.

Section 7. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

(a) From and after the issuance and delivery of the related Participation Certificate, and subject to the remedies of Participant in Section 3, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to a MERS Designated Mortgage Loan) in trust for the benefit of Participant, for the sole purpose of facilitating the servicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan. Where Seller has appointed FHLMC as Custodian, the parties hereto acknowledge that the Mortgage Notes acquired hereunder have been deposited with FHLMC to facilitate the issuance of FHLMC Securities with respect thereto and that prior to such issuance FHLMC is holding such Mortgage Notes as Custodian for Participant.

(b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of the holder of the related Participation Certificate and with respect to each MERS Designated Mortgage Loan, Seller shall designate the Participant as the Investor and Interim Funder on the MERS® System.

(c) Participant and Seller confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Participant rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and Participant intend that Participant or its Assignee, as the case may be, shall have a perfected first priority security interest in the Participation Certificates, any Custodial Accounts, the Mortgage Loans subject to each Participation Certificate (including all servicing rights related thereto), all documents evidencing the Mortgage Loans, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Participant or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Participant, and Participant or each such Assignee shall have all of the rights of a secured party under applicable law.

Section 8. Representations and Warranties.

(a) Seller hereby represents and warrants to Participant as of the date hereof and as of the date of each issuance and delivery of a Participation Certificate that:

(i) All representations and warranties made and all information (including, without limitation, any financial information concerning Seller) and documents or copies of documents furnished by Seller to Participant pursuant to or in connection with this Agreement are and will be true and correct at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer;

(ii) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing to do business in each jurisdiction in which it is legally required to do so. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement (including all instruments of transfer to be delivered pursuant to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement) by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized. Each of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement evidences the valid, binding and enforceable obligation of Seller and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement, the Electronic Tracking Agreement and the Custodial Agreement valid and binding upon Seller in accordance with its terms;

(iii) This Agreement, the Custodial Agreement, the Electronic Tracking Agreement and every document to be executed by Seller pursuant hereto and thereto is and will be valid, binding and a subsisting obligation of Seller, enforceable in accordance with its respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement by Seller;

(iv) The consummation of the transactions contemplated by this Agreement, the Electronic Tracking Agreement and the Custodial Agreement are in the ordinary course of business of Seller and will not result in the breach of any provision of the charter or by-laws of Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Seller, the Mortgage Loans or any of Seller’s property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller, the Mortgage Loans or Seller’s property is subject. Without limiting the generality of the foregoing, the consummation of the transactions contemplated herein or therein will not violate any policy, regulation or guideline of the FHA or VA or result in the voiding or reduction of the FHA insurance, VA guarantee or any other insurance or guarantee in respect of any Mortgage Loan, and such insurance or guarantee is in full force and effect or shall be in full force and effect as required by the applicable GNMA Guide, FNMA Guide or FHLMC Guide;

(v) Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Participation Certificate to any person other than Participant, and upon delivery of a Participation Certificate to Participant, Participant will be the sole owner thereof, free and clear of any lien, claim or encumbrance;

(vi) All information relating to Seller that Seller has delivered or caused to be delivered to Participant, including, but not limited to, all documents related to this Agreement, the Electronic Tracking Agreement, the Custodial Agreement or Seller’s financial statements, and all such information hereafter furnished by Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Seller has disclosed in writing any and all facts relating to Seller that materially and adversely affect or may affect the business operations or financial condition of Seller or the ability of Seller to perform its obligations under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement;

(vii) There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a material adverse effect on the financial condition or business of Seller or the ability of Seller to perform under this Agreement, the Electronic Tracking Agreement and the Custodial Agreement;

(viii) If applicable with respect to each Mortgage Loan evidenced by a Participation Certificate sold hereunder, Seller (and each servicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the Delivery of the Security by the related Agency, including without limitation a change in insurance coverage which would either make Seller (or any servicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should Seller (or any servicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Participant immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each servicer’s) Agency Approvals at all times during the term of this Agreement. Seller (and any servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

(ix) The Custodian is an eligible custodian under the Agency Guide and Agency Program;

(x) Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate;

(xi) Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended;

(xii) Upon the filing of financing statements on Form UCC-1 naming Participant as “Secured Party”, Seller as “Debtor” and describing the Collateral, in the jurisdiction and recording office listed on Exhibit H attached hereto, the security interest granted hereunder in the Collateral will constitute a fully perfected security interest under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code; and

(xiii) As of the date hereof, Seller’s chief executive office 115 Perimeter Center Place, Suite 285, Atlanta, Georgia 30346. As of the date hereof, and during the four months immediately preceding the date hereof, Seller’s sole jurisdiction of organization is, and has been, the State of Georgia.

(xiv) Seller’s exact legal name is, and for the immediately preceding four months has been, as set forth on the signature page hereto.

(xv) Seller has not used any trade name or assumed name.

(xvi) Seller has not merged with, or acquired all or substantially all of the assets of, any other person or entity within the immediately preceding year.

(xvii) As of the date hereof, with respect to the Original Participation Agreement, no default has occurred and is continuing thereunder and there is no breach of a representation and warranty thereunder.

(b) Seller hereby represents and warrants to Participant with respect to each Mortgage Loan as of the date of the payment by Participant of the Purchase Price of the related Participation Certificate that:

(i) Such Mortgage Loan was, immediately prior to the sale to Participant of the related Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;

(ii) The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies reasonably acceptable to Participant against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller. Any proceeds of such insurance shall be held in trust for the benefit of Participant. The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;

(iii) Each Mortgage is a valid first lien on the mortgaged property and covered by an attorney’s opinion of title acceptable to GNMA, FNMA or FHLMC, as applicable, or by a policy of title insurance on a standard ALTA or similar lender’s form in favor of Seller and its assigns, subject only to exceptions permitted by the GNMA, FNMA or FHLMC Program, as applicable. Seller shall hold in trust for Participant such policy of title insurance, and, upon request of Participant, shall immediately deliver such policy to Participant or to the Custodian on behalf of Participant;

(iv) To the extent applicable, such Mortgage Loan is either insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or is otherwise insured or guaranteed in accordance with the requirements of the GNMA, FNMA or FHLMC Program, as applicable, and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;

(v) Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable;

(vi) Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan; and

(vii) To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Agency Approvals necessary to make such Mortgage Loan eligible to back a GNMA, FNMA or FHLMC Security, as applicable.

The representations and warranties of Seller in this Section 8 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

Section 9. Covenants of Seller. Seller hereby covenants and agrees with Participant as follows:

(a) Seller shall deliver to Participant:

(i) Within one hundred twenty (120) days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Participant) of an independent public accountant of national standing acceptable to Participant;

(ii) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Participant, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Participant) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

(iii) Within 20 days after the end of each of the first eleven months of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operation of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

(iv) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

(v) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, (C) the Agency Approvals of Seller or (D) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, the insolvency of Seller or its Parent Company;

(vi) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller’s consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

(vii) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company’s or Seller’s business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

(viii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller’s consolidated subsidiaries as Participant may request;

(ix) Prior to the date of any purchase of a Participation Certificate by Participant hereunder, a copy of (1) the articles of incorporation of Seller and any amendments thereto, certified by the Secretary of State of Seller’s state of incorporation, (2) a copy of Seller’s by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller’s Board of Directors authorizing Seller to enter into this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and authorizing one or more of Seller’s officers to execute the documents related to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement, (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement, the Electronic Tracking Agreement and the Custodial Agreement, (5) a certificate reflecting each Authorized Signatory of the Seller, in the form of Exhibit F hereto, and (6) an opinion of counsel to Seller, in the form of Exhibit G hereto;

(x) Neither the Seller nor any affiliate thereof will acquire at any time any Participation Certificate or any other economic interest in or obligation with respect to any Mortgage Loan;

(xi) Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report each sale of a Participation Certificate to the Participant as a sale of the ownership interest in the Mortgage Loans evidenced by that Participation Certificate. The Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP;

(xii) The consideration received by the Seller upon the sale of each Participation Certificate will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loans evidenced by that Participation Certificate;

(xiii) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Participation Certificate to the Participant; and

(xiv) The Seller will not sell any Participation Certificate to the Participant with any intent to hinder, delay or defraud any of the Seller’s creditors.

(b) Seller shall take all necessary action to maintain its Agency Approvals at all times during the term of this Agreement. If, for any reason, Seller ceases to maintain such Agency Approvals, Seller shall so notify Participant immediately.

(c) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

(d) Seller shall, upon request of Participant, promptly execute and deliver to Participant all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Participant may require more effectively to transfer, convey, assign to and vest in Participant and to put Participant in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

(e) Seller shall ensure that all proceeds paid by a Takeout Investor resulting from Takeout Commitments that relate to any Security backed by Mortgage Loans evidenced by a Participation Certificate purchased by Participant pursuant to the terms of this Agreement are paid to Participant by such Takeout Investor in accordance with Participant’s wire instructions to Seller.

(f) The Seller acknowledges that the Participant has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Seller, the Participant or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the mortgage files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in possession, or under the control, of the Seller and/or Custodian. The Seller also shall make available to the Participant a knowledgeable financial or accounting officer for the purpose of answering questions respecting the mortgage files and Mortgage Loans. The Seller and Participant further agree that all out-of-pocket costs and expenses incurred by the Participant in connection with the Participant’s activities pursuant to this Section 9(f) shall be paid for by the Seller, provided that, Participant shall pay any such costs if such due diligence is conducted more often than two (2) times in a calendar year.

(g) Seller shall provide Participant with a monthly report, which report shall include, among other items, a summary of the Seller’s delinquency and loss experience with respect to mortgage loans serviced by the Seller, any Servicer or any designee of either, with respect to any MERS Designated Mortgage Loan, MERS Reports, plus any such additional reports as Participant may reasonably request with respect to the Seller’s or any Servicer’s servicing portfolio or pending originations of mortgage loans. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Participant.

(h) On the second Business Day of each month, Seller shall furnish to Participant or shall cause the Servicer to furnish to Participant, a remittance report, in hard copy and electronic format acceptable to Participant, containing information regarding funds collected during the prior calendar month. This report shall contain the following information:

(i) Mortgage Loan number;

(ii) Note Rate;

(iii) Remittances allocable to principal and interest;

(iv) Paid through date;

(v) Mortgage Loan balance;

(vi) Delinquency status;

(vii) Whether the Mortgaged Property is in foreclosure or has become an real estate owned property;

(viii) Whether any Mortgagor is the subject of any bankruptcy action; and

(ix) Any other information that Participant may reasonably request.

(i) Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(j) Seller covenants and agrees to take all actions required of it in compliance with the terms of the Electronic Tracking Agreement.

(k) Unless Seller shall have given Participant at least 30 days’ prior written notice, Seller shall not (i) change its name, organizational identity or jurisdiction of organization or (ii) merge with or into, acquire all or substantially all of the assets of, or transfer all or substantially all of its assets to, any other person or entity.

Section 10. Confidentiality. Seller hereby acknowledges and agrees that (1) all written or computer-readable information provided by Participant to Seller regarding Participant and (2) the terms of this Agreement (the “Participant Confidential Information”), shall be kept confidential and each of their respective contents will not be divulged to any party without Participant’s consent except to the extent that (i) Seller deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of Participant Confidential Information is in the public domain other than due to a breach of this covenant, or (iii) Seller deems appropriate in connection with exercising any or all of Seller’s rights or remedies or complying with any obligations under this Agreement.

Section 11. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Participant and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Takeout Investor.

Section 12. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Takeout Investor and Custodian. Except as provided in Section 6, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.

Section 13. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Participant. Any forbearance, failure or delay by Participant in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Participant of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Participant shall continue in full force and effect until specifically waived by Participant in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

Section 14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 15. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

Section 17. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Seller, Participant or Custodian, or to such other address as any party shall give notice to the other parties pursuant to this Section 17. Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing.

Section 18. Entire Agreement. This Agreement, the Participation Certificates and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 19. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement, the Custodial Agreement, a Participation Certificate or a Takeout Commitment, Seller agrees to pay the reasonable attorneys’ fees and expenses of Participant, and/or, when applicable, any Assignee, incurred in the enforcement of the Agreement as a consequence of such breach.

Section 20. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 17.

Section 21. Submission to Jurisdiction; Waivers.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MORTGAGE LOAN PARTICIPATION AGREEMENT AND THE OTHER DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE COVER PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH PURCHASER SHALL HAVE BEEN NOTIFIED;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT, ANY OTHER DOCUMENT RELATING THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 22. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits and Annexes to this Agreement. The Exhibits and Annexes are part of this Agreement, and are incorporated herein by reference. In this Agreement, the singular includes the plural, the plural the singular, and the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require.

Section 23. Effect of Amendment and Restatement. Upon the execution of this Agreement by all parties hereto and the delivery of the opinion required by Section 9(a)(ix), the Original Participation Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) the liens and security interests granted under the Original Participation Agreement are in full force and effect and, upon the amendment and restatement of the Original Participation Agreement and the related documents, such liens and security interests secure and continue to secure the payment and performance of Seller’s obligations under this Agreement and the related documents, (b) upon the effectiveness of such amendment and restatement, all outstanding Mortgage Loans under, and as defined in, the Original Participation Agreement, shall be deemed to be outstanding as Mortgage Loans hereunder mutatis mutandis, in each case on the terms and conditions set forth in this Agreement, and (c) upon the effectiveness of such amendment and restatement, all outstanding Participation Certificates under, and as defined in the Original Participation Agreement, shall be deemed to be outstanding as Participation Certificates hereunder mutatis mutandis, in each case on the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, Participant and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.

UBS REAL ESTATE SECURITIES INC.

By:	/s/ GEORGE A. MANGIARACINA
Name: Title:	George A. Mangiaracina Executive Director

By:	/s/ ROBERT CARPENTER
Name: Title:	Robert Carpenter Director

CRESCENT MORTGAGE SERVICES, INC.

By:	/s/ MICHAEL P. LEDDY
Name: Title:	Michael P. Leddy Executive Vice President
Address (if different from cover page):

Exhibit A

PARTICIPATION CERTIFICATE

POOL NO. (FHLMC CONTRACT NO.)

PASS-THROUGH RATE

DISCOUNT

This Certificate evidences a one hundred percent (100%) undivided ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans identified on the attached:

(Check Box)

[ ] (a)	Form HUD 11706 (Schedule of Pooled Mortgages);

[ ] (b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

[ ] (c)	FHLMC Form 11 (Mortgage Submission Schedule) or MIDANET computer tape.

The Mortgage Loans have been sold to Participant pursuant to the terms of that certain Amended and Restated Mortgage Loan Participation Agreement, dated January 31, 2003 (the “Agreement”) between CRESCENT MORTGAGE SERVICES, INC., as Seller, and UBS REAL ESTATE SECURITIES INC., as Participant. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon Delivery of the related Security to Participant or its Assignee, Participant’s ownership interest in the Mortgage Loans backing such Security evidenced in this Certificate shall terminate, and this Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Participant.

CRESCENT MORTGAGE SERVICES, INC.

By:
Its:
Date:

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF                  , 20    ): $

A-1

Hereby authenticated by JPMorgan Chase Bank

pursuant to the Amended and Restated

Custodial Agreement

(May not be applicable for FHLMC)

By:
Its:
Date:

A-2

Exhibit B

TRADE ASSIGNMENT

                    (“Takeout Investor”)

[Address]

Attention:

Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated             , 20    , to purchase $            of         %              year:

(Check Box)

[ ] (a)	Government National Mortgage Association;

[ ] (b)	Federal National Mortgage Association; or

[ ] (c)	Federal Home Loan Mortgage Corporation;

mortgage-backed pass-through securities (“Securities”) at a purchase price of              from              on [Insert Settlement Date]. Our intention is to assign $              of this Commitment’s full amount. This is to confirm that (i) the form of this assignment conforms to the PSA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to UBS Warburg LLC (“UBS”) whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from UBS, (v) you will pay UBS for such Securities, (vi) UBS is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment. Payment will be made “delivery versus payment (DVP)” to UBS in immediately available funds.

If you have any questions, please call [(212) 713-6267] immediately or send correspondence by fax to [(212) 265-3881].

Very truly yours. CRESCENT MORTGAGE SERVICES, INC.

Agreed to:	By:
Title:
Date:

B-1

UBS WARBURG LLC as agent for

UBS REAL ESTATE SECURITIES INC.

By:
Its:
Date:

Notice of delivery and confirmation of receipt are the obligations of UBS. Prompt notification of incorrect information or rejection of the trade assignment should be made to UBS.

B-2

Exhibit C

DOCUMENT LIST

Seller shall deliver or cause to be delivered the following documents to Participant:

(i) the fully completed Participation Certificate, executed by Seller and, unless Seller has appointed FHLMC as Custodian, authenticated by Custodian and attached to the Participation Certificate the fully completed copy of (a) Form HUD 11706 (Schedule of Pooled Mortgages)*, (b) Fannie Mae Form 2005 (Schedule of Mortgages)** or (c) FHLMC Form 11 (Mortgage Submission Schedule) or MIDANET computer tape***;

(ii) the fully completed copy of (a) Form HUD 11705 (Schedule of Subscribers), (b) Fannie Mae Form 2014 (Delivery Schedule)** or (c) a copy of FHLMC Form 381 (Contract Delivery Summary)*** and a copy of FHLMC Form 939 (Settlement and Information Multiple Registration Form)*** designating Participant as the party authorized to receive the Securities, executed by Seller and relating to the Securities to be backed by the Mortgage Loans, certified by Seller to be correct and unmodified copies of such forms in full force and effect;

(iii) either (a) a copy of a Takeout Commitment with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate or (b) a letter from Seller confirming the details of such Takeout Commitment;

(iv) if the Takeout Investor is not UBS Warburg LLC, a Trade Assignment must also be delivered to Participant;

(v) a letter from any warehouse lender, substantially in the form of Exhibit D, having a security interest in the Mortgage Loans, addressed to Participant, releasing any and all right, title and interest in such Mortgage Loans.

*         For GNMA Program only

**       For FNMA Program only

***     For FHLMC Program only

C-1

Exhibit D

[WAREHOUSE LENDER’S RELEASE]

UBS Warburg LLC as agent for

UBS Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Gentlemen:

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Custodial Agreement, dated as of January 31, 2003, among UBS Real Estate Securities Inc., Crescent Mortgage Services, Inc. and JPMorgan Chase Bank.

We hereby release all right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loans referenced in the attached schedule (GNMA/FNMA/FHLMC Pool/Contract #                 ), such release to be effective automatically without any further action by any party, upon payment, in one or more installments, from UBS Real Estate Securities Inc., in accordance with the Wire Instructions in effect on the date of such payment, in immediately available funds, of an aggregate amount equal to the product of A multiplied by B (such product being rounded to the nearest $0.01) multiplied by C.*

Very truly yours,

[WAREHOUSE LENDER]

*A = weighted average Trade Price

   B = principal amount of the Mortgage Loans backing the Security

   C = 1 minus the Discount

D-1

Exhibit E

ASSIGNMENT

For VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto                                                   (Please print or typewrite name and address, including postal zip code of assignee) an undivided Participation Interest equal to             % of the Mortgage Loans evidenced by the within Participation Certificate, Pool No. (FHLMC Contract No.)             , Pass-Through Rate                 , Discount                  and hereby authorize(s) the transfer of registration of such interest to assignee.

[Assignor]

Dated:	By:
Title:

E-1

[EXHIBIT F]

[AUTHORIZED SIGNATURES OF SELLER]

I,                                     , hereby certify that I am the duly elected [Vice] President of CRESCENT MORTGAGE SERVICES, INC., a state chartered institution organized under the laws of the state of Georgia (the “Company”) and each person listed below who, as an officer or representative of the Company, signed (a) the Mortgage Loan Participation Agreement, dated as of January 31, 2003, between the Company and UBS Warburg Real Estate Securities Inc. (the “Participation Agreement”), (b) the Amended and Restated Custodial Agreement dated as of January 31, 2003, by and among the Company, UBS Warburg Real Estate Securities Inc. and JPMorgan Chase Bank and (c) any other document delivered on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name, and the signatures of such persons appearing on such documents are their genuine signatures and that each of such person is, and until further notice will be, duly elected or appointed, qualified and acting officer or representative of the Company authorized to sign any documents required pursuant to the Participation Agreement.

Name and Title

Name and Title

Name and Title

Name and Title

Name and Title

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
Name:
[Seal]	Title:	[Vice] President

I,                                     , an [Assistant] Secretary of CRESCENT MORTGAGE SERVICES, INC., hereby certify that                      is the duly elected, qualified

F-1

and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
	Title:	[Assistant] Secretary

F-2

[EXHIBIT G]

[FORM OF OPINION]

UBS Warburg Real Estate Securities

[Address]

Dear Sirs and Mesdames:

You have requested [my] [our] opinion as counsel to Crescent Mortgage Services, Inc., a corporation organized and existing under the laws of Georgia (the “Seller”), with respect to certain matters in connection with that certain Amended and Restated Mortgage Loan Participation Agreement governing purchases and sales of certain Participation Certificates evidencing a 100% undivided ownership in certain Mortgage Loans, dated January 31, 2003 (the “Participation Agreement”), by and between Seller and UBS Warburg Real Estate Securities (the “Participant”). The Participation Agreement and the Custodial Agreement, dated as of January 31, 2003 by and among Seller, the Participant and the Custodian (the “Custodial Agreement,) are hereinafter collectively referred to as the “Governing Agreements.” Capitalized terms not otherwise defined herein have the meanings set forth in the Participation Agreement.

[We] [I] have examined the following documents:

1.	the Participation Agreement;

2.	the Custodial Agreement;

3.	an unfiled copy of the financing statements listed on Schedule 1 (the “Financing Statement”) naming the Seller as Debtor and the Participant as Secured Party and describing the Collateral (as defined in the Participation Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the State listed on Schedule 1 (the “Filing Collateral”), which I understand will be filed in the filing office listed on Schedule 1 (the “Filing Offices”);

4.	the reports listed on Schedule 2 as to UCC financing statements naming the Seller as Debtor and on file in the Filing Office [and, if different, the filing office of the jurisdiction in which Seller’s chief executive office is located] (collectively, the “UCC Search Report”);

5.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Seller contained in the Participation Agreement. [We] [I] have assumed the authenticity of all documents submitted to [me] [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to transact business in, and is in good standing under, the laws of the State of [                    ].

2. The execution, delivery and performance by the Seller of the Governing Agreements to which it is a party, and the sales by the Seller of the Participation Certificates under the Participation Agreement have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Governing Agreements have been executed and delivered by the Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Participant’s purchase of the Participation Certificates or the Delivery of Securities therefor and/or security interest in the Collateral. The Seller has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Participation Agreement and the Custodial Agreement.

3. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Seller for the execution, delivery or performance by the Seller of the Governing Agreements to which it is a party or for the sales by the Seller under the Participation Agreement of the Participation Certificates to the Participant and/or granting of a security interest to the Participant in the Collateral, pursuant to the Participation Agreement.

4. The execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of the Seller’s charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Seller of which [I] [we] have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Seller is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any property of the Seller pursuant to the terms of any such agreement or instrument.

5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Seller to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

6. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Custodial Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Custodian of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Custodian are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Seller from being enforceable.

7. The Participation Agreement is effective to create, in favor of the Participant, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Seller in, to and under the Collateral as collateral security for the payment of the Seller’s obligations under the Participation Agreement.

8. (a) Upon the filing of financing statements on Form UCC-1 naming the Participant as “Secured Party” and the Seller as “Debtor”, and describing the Collateral, in the Filing Office, the security interest referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

(b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Collateral as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Collateral prior to the effective dates of the UCC Search Report.

9. The Seller is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT H

UCC-l FINANCING STATEMENT

Debtor: Crescent Mortgage Services, Inc.

Secured Party: UBS Warburg Real Estate Securities Inc.

Item:

All right (including the power to convey title thereto), title and interest of Debtor in and to the property listed below:

All participation certificates evidencing an interest in mortgage loans and any and all securities related thereto, and all mortgage loans, mortgage notes, mortgages or deeds of trust, assignments thereof and any and all documents and instruments related thereto, which are subject to the interest of Secured Party or any assignee under or pursuant to the Amended and Restated Mortgage Loan Participation Agreement between Secured Party and the Debtor.

H-1

Annex A

SELLER’S DELIVERY INSTRUCTIONS

(1) In the case of certificated Securities, Participant will pick up the Securities upon receipt of notification of issuance from Seller and promptly deliver such Securities in negotiable form to:

(2) In the case of book-entry Securities, upon receipt by Participant of such Securities, Participant will wire the Securities to:

Annex A-1